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                                                                   Exhibit 99.1

                                                  [Union Bankshares, Inc. Logo]

4th Quarter Report

[Photo]


Union Bankshares, Inc.
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NASDAQ: UNB        December 31, 2008
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4th Quarter Report - December 31, 2008                  Union Bankshares, Inc.
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Consolidated Balance Sheets (unaudited)

                                                 December 31,     December 31,
ASSETS                                                   2008             2007
Cash and Due from Banks                          $  4,732,552     $ 12,814,693
Federal Funds Sold & Overnight Deposits            21,537,309          613,916
Interst Bearing Deposits in Banks                  14,789,173       11,867,532
Investment Securities Available-for-Sale           27,834,384       33,821,907
Loans Held for Sale                                 3,178,402        7,711,330
Loans, net                                        350,131,473      310,482,497
Reserve for Loan Losses                            (3,556,205)      (3,377,857)
Premises and Equipment, net                         7,460,693        6,462,191
Other Real Estate Owned, net                          891,997          225,600
Accrued Interest & Other Assets                    11,861,485       12,738,893
                                                 ------------     ------------
    Total Assets                                 $438,861,263     $393,360,702
                                                 ============     ============

LIABILITIES AND SHAREHOLDERS EQUITY
Noninterest Bearing Deposits                     $ 61,314,659     $ 56,155,207
Interest Bearing Deposits                         303,055,069      267,805,778
Borrowed Funds                                     27,416,262       20,327,671
Accrued Interest & Other Liabilities                5,545,150        6,998,009
Common Stock                                        9,843,572        9,843,572
Paid in Capital                                       207,683          202,402
Retained Earnings                                  35,868,916       35,791,514
Accumulated Other Comprehensive Loss                 (889,544)        (824,022)
Treasury Stock at Cost                             (3,500,504)      (2,939,429)
                                                 ------------     ------------
    Total Liabilities and Shareholders Equity    $438,861,263     $393,360,702
                                                 ============     ============

Consolidated Statements of Income (unaudited)

                               12/31/2008  12/31/2007  12/31/2008   12/31/2007
                                  (3 months ended)        (12 months ended)

Interest Income                $6,157,420  $6,675,031  $24,720,778  $26,272,943
Interest Expense                1,685,405   2,070,654    7,176,987    8,227,657
                               ----------  ----------  -----------  -----------
  Net Interest Income           4,472,015   4,604,377   17,543,791   18,045,286
  Provision for Loan Losses       150,000      30,000      335,000      265,000
                               ----------  ----------  -----------  -----------
    Net Interest Income after
     Provision for Loan Losses  4,322,015   4,574,377   17,208,791   17,780,286

Trust Income                       90,180      97,920      377,789      358,578
Noninterest Income              1,055,027   1,044,307    4,400,297    3,936,364
Noninterest Expenses:
  Salaries & Wages              1,607,630   1,519,729    6,433,010    6,211,348
  Pension & Employee Benefits     453,818     594,692    2,308,925    2,315,915
  Occupancy Expense, net          268,817     218,214      974,079      837,956
  Equipment Expense               304,369     267,127    1,200,321    1,088,257
  Loss on Impaired Securities           -           -      511,598            -
  Other Expenses                1,120,476   1,061,062    4,433,277    4,001,693
                               ----------  ----------  -----------  -----------
    Total                       3,755,110   3,660,824   15,861,210   14,455,169
                               ----------  ----------  -----------  -----------
Income before Taxes             1,712,112   2,055,780    6,125,667    7,620,059
Income Tax Expense                367,341     543,573    1,019,544    1,964,912
                               ----------  ----------  -----------  -----------
Net Income                     $1,344,771  $1,512,207  $ 5,106,123  $ 5,655,147
                               ==========  ==========  ===========  ===========

Earnings per Share                  $0.30       $0.34        $1.14        $1.25
Book Value per Share                                         $9.28        $9.34


Standby letters of credit were $1,952,000 and $1,248,000 at December 31, 2008 and 2007, respectively.

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Directors -- UNION BANKSHARES, INC & UNION BANK
Richard C. Sargent, Chairman            Franklin G. Hovey II
Cynthia D. Borck                        Richard C. Marron
Steven J. Bourgeois                     Robert P. Rollins
Kenneth D. Gibbons                      John H. Steel
                                        Schuyler W. Sweet

Officers -- UNION BANKSHARES, INC.
Richard C. Sargent                      Chairman
Kenneth D. Gibbons                      President & CEO
Marsha A. Mongeon                       Vice President/Treasurer
Robert P. Rollins                       Secretary
David S. Silverman                      Vice President
JoAnn A. Tallman                        Assistant Secretary

Regional Advisory Board Members

Judy F. Aydelott - Littleton            Stanley T. Fillion - Littleton
Steven J. Bourgeois - St. Albans        Kenneth D. Gibbons - All
J.R. Alexis Clouatre - St. Johnsbury    Franklin G. Hovey II - St. Johnsbury
Coleen K. Condon  - St. Albans          Samuel H. Ruggiano - St. Albans
Dwight A. Davis - St. Johnsbury         Schuyler W. Sweet - Littleton
Kirk Dwyer - St. Johnsbury              Norrine A. Williams - Littleton

Officers UNION BANK

Rhonda L. Bennett          Vice President                    Morrisville
Therese H. Butler          Assistant Treasurer               Morrisville
Stacey L.B. Chase          Assistant Treasurer               Morrisville
Jeffrey G. Coslett         Senior Vice President             Morrisville
Michael C. Curtis          Vice President                    St. Albans
Peter J. Eley              Senior Vice President             Morrisville
Kenneth D. Gibbons         President & CEO                   Morrisville
Don D. Goodhue             Information Systems Officer       Morrisville
Melissa A. Greene          Assistant Vice President          Hardwick
Karyn J. Hale              Assistant Vice President          Morrisville
Claire A. Hindes           Assistant Vice President          Morrisville
Patricia N. Hogan          Vice President                    Morrisville
Tracey D. Holbrook         Regional Vice President           St. Johnsbury
Lura L. Jacque             Asst. V.P., Trust Officer         St. Albans
Lynne P. Jewett            Assistant Vice President          Morrisville
Peter R. Jones             Vice President                    Morrisville
Stephen H. Kendall         Vice President                    Morrisville
Susan O. Laferriere        Vice President                    St. Johnsbury
Dennis J. Lamothe          Vice President                    St. Johnsbury
Susan F. Lassiter          Vice President                    Jeffersonville

Officers UNION BANK (continued)

Robyn A. Masi              Assistant Vice President          Stowe
Thomas J. Meshako          Senior Vice President             Morrisville
Marsha A. Mongeon          Senior Vice President & CFO       Morrisville
Mildred R. Nelson          Vice President                    Littleton
Karen Carlson Noyes        Assistant Vice President          Morrisville
Barbara A. Olden           Vice President                    Lyndonville
Deborah J. Partlow         Asst. V.P., Senior Trust Officer  Morrisville
Lois J. Pigeon             Branch Manager                    St. Albans
Bradley S. Prior           Assistant Treasurer               Morrisville
Craig S. Provost           Vice President                    Stowe
Colleen D. Putvain         Assistant Treasurer               Morrisville
Suzanne L. Roberts         Vice President                    St. Johnsbury
Robert P. Rollins          Secretary                         Morrisville
Ruth P. Schwartz           Vice President                    Morrisville
David S. Silverman         Senior Vice President             Morrisville
Curtis C. Swan             Assistant Vice President          Fairfax
JoAnn A. Tallman           Assistant Secretary               Morrisville
Francis E. Welch           Assistant Vice President          Morrisville
Lorraine Gordon Willett    Assistant Vice President          Morrisville


cover photo: Early January 2009 frost on windows & pine, Morrisville
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Union Bankshares, Inc. Logo
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Dear Shareholder:                                            February 11, 2009

There are a myriad of topics we can write to you about on the national economic scene and in particular about financial institution issues. To keep it brief, we can tell you we have not, and will not, request any Troubled Asset Recovery Program (TARP) or Capital Purchase Program (CPP) funds from the U.S. Treasury, nor have we invested in sub-prime assets, and we did not invest in FHLMC or FNMA preferred stock.

What we have done, and will continue to do, is grant loans to qualified individuals and entities with proven sources of repayment, within the market areas we are familiar with. We will continue to manage your company for the long-term horizon to benefit our shareholders and the communities we serve. Clearly these are challenging times for banks; however, we believe the general public has rediscovered their community banks.

During 2008, FDIC insurance was increased for interest-bearing deposits to $250,000 and unlimited coverage for certain checking accounts until December 31, 2009. This action coupled with a level of concern about the stability of some non-bank depository entities and the relative strong capital position of community banks has brought deposits to those banks. During 2008 our deposits increased by $40.4 million or 12.5%.

We have also experienced strong growth in our loan portfolio. In 2008 the loan portfolio grew 11.0% or $35.1 million. What is interesting about this growth is it is coming from existing as well as new customers. In particular, we hear the larger lending companies are either preoccupied with problems elsewhere or have simply tightened credit and other conditions in general. This has led us to some new relationships with well established, credit worthy individuals and companies located within our market.

In spite of the growth we experienced, earnings decreased 9.7%. The primary causes were: an after-tax write down of $338,000 of two "other than temporarily impaired" securities, the reduction in the prime rate from 7.25% to 3.25% thereby reducing net interest income $501,000 and costs related to the installation and training associated with our new internal computer network and check imaging (both have improved efficiencies and will reduce costs). In addition, the growth in the loan portfolio required an increase in the reserve for loan losses. Of the $335,000 provision for loan losses in 2008, $180,000 was due to growth in the loan portfolio.

As we look forward into 2009 there will be continued pressure on interest margins due to historically low interest rates and perhaps some elevation in loan delinquencies due to the recession. Historically, Vermont has not experienced the wide economic swings experienced elsewhere during past downturns and we anticipate this cycle will be the same.

On the positive side, we have experienced good growth, opened two new branches during the year and are optimistic for good opportunities for Union Bank to continue this current trend.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.28 to shareholders of record on January 31, 2009.

Sincerely,

/s/ Richard C. Sargent                  /s/ Kenneth D. Gibbons

    Richard C. Sargent                      Kenneth D. Gibbons
    Chairman                                President & CEO
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Union Bankshares, Inc.
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Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at (802) 888-6600 or contact our Transfer Agent at the address and phone number listed below:

Transfer Agent:       Registrar & Transfer Company
                      Attn: Stock Transfer Department
                      10 Commerce Drive
                      Cranford NJ 07016

Phone:                800.368.5948
Fax:                  908.497.2318
E-mail:               info@rtco.com

NASDAQ Stock Market
Ticker Symbol:        UNB
Corporate Name:       Union Bankshares, Inc.
Corporate Address:    20 Lower Main Street
                      P.O. Box 667
                      Morrisville VT 05661-0667

Union Bank Offices

Danville                      Johnson                       St. Albans
421 Route 2 East*             198 Lower Main St.*           15 Mapleville Depot*
802.684.2211                  802.635.6600                  802.524.9000

Fairfax                       Littleton, NH                 St. Johnsbury
Jct. Rtes. 104 & 128*         263 Dells Road*               364 Railroad St.*
802.849.2600                  603.444.7136                  802.748.3131

Hardwick                      Lyndonville                   325 Portland St.*
103 VT Rte. 15*               183 Depot St.*                802.748.3121
802.472.8100                  802.626.3100

Hyde Park                     Morrisville                   Green Mtn. Mall*
250 Main St.                  20 Lower Main St.*            1998 Memorial Dr.
802.888.6880                  802.888.6600                  802.748.2454

Jeffersonville                65 Northgate Plaza*           Stowe
44 Main St.*                  Route 100                     47 Park St.*
802.644.6600                  802.888.6860                  802.253.6600

                                                            *24Hr ATM on site